Exhibit 99.2

NewMarket Corporation

NOTICE OF GUARANTEED DELIVERY

in connection with

OFFER TO EXCHANGE

$350,000,000 of 4.100% Senior Notes due 2022

That Have Not Been Registered Under the Securities Act of 1933

for

4.100% Senior Notes due 2022

That Have Been Registered Under the Securities Act of 1933

Fully and unconditionally guaranteed as to payment of principal and interest by certain of NewMarket Corporation’s domestic subsidiaries

As set forth in the prospectus dated                     , 2013, of NewMarket Corporation (the “Prospectus”) and in the accompanying letter of transmittal and instructions thereto, this form or one substantially equivalent hereto must be used to accept NewMarket Corporation’s offer to exchange $350,000,000 aggregate principal amount of 4.100% Senior Notes due 2022 (the “initial notes”) issued on December 20, 2012 that have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) for 4.100% Senior Notes due 2022 that have been registered under the Securities Act (the “exchange notes”), if (i) certificates representing the initial notes to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the letter of transmittal, certificates representing such initial notes or other required documents to reach the exchange agent prior to the Expiration Date (as defined herein) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the letter of transmittal) by mail or by hand or transmitted, via telegram, telex or facsimile, to the exchange agent as set forth below. See “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus. All capitalized terms used herein but not defined herein shall have the meanings given to them in the Prospectus.

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2013 (the “Expiration Date”) unless the exchange offer is extended by NewMarket Corporation in its sole discretion. Tenders of initial notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

To: U.S. Bank National Association, Exchange Agent

By Facsimile:	By Registered or Certified Mail:	By Hand/Overnight Delivery:
(804) 771-7940	U.S. Bank Global Corporate Trust Services Two James Center 1021 E. Cary Street, Suite 1850 Mail Station: EX-VA-URIT Richmond, VA 23219-4000	U.S. Bank Global Corporate Trust Services Two James Center 1021 E. Cary Street, Suite 1850 Mail Station: EX-VA-URIT Richmond, VA 23219-4000

Confirm by Telephone: (804) 771-7935	Attn: William F. Michie, III	Attn: William F. Michie, III

Delivery of this instrument to an address, or transmission via facsimile with confirmation, other than to the exchange agent as set forth above will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the Expiration Date. You should read the instructions accompanying the letter of transmittal carefully before you complete this notice of guaranteed delivery.

This instrument is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tender(s) to NewMarket Corporation, upon the terms and subject to the conditions of the exchange offer as set forth in the Prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of initial notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus. The undersigned understands that tenders of initial notes will be accepted only in authorized denominations. The undersigned understands that tenders of initial notes pursuant to the exchange offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of initial notes may be withdrawn if the exchange offer is terminated or as otherwise provided in the Prospectus.

The undersigned understands that the exchange of initial notes for exchange notes will only be made after receipt by the exchange agent, within three (3) business days of the Expiration Date, of:

(i) a properly completed and duly executed letter of transmittal (or a facsimile thereof) with any required signature guarantees and certificates representing the initial notes covered hereby in proper form for transfer,

(ii) alternatively, confirmation of the book-entry transfer of such initial notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer set forth in the Prospectus, and

(iii) this notice of guaranteed delivery together with any other required documents.

All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by and shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Principal amount of unregistered 4.100% notes due 2022 tendered:*

Certificate no(s). of unregistered 4.100% notes due
2022 (if available):

If initial notes will be delivered by book-entry transfer at DTC, insert account no.:

Date:

Name(s) of registered holders(s)

Address:

Area code and telephone no:

Signature(s) of registered holder(s) or authorized signatory:

Signature(s) of registered holder(s) or authorized signatory:

*	Must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

This notice of guaranteed delivery must be signed by the registered holder(s) of initial notes exactly as its (their) name(s) appears on certificates for initial notes or on a security position listing as the owner of initial notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

Do not send initial notes with this form. Initial notes should be sent to the exchange agent, together with a properly completed and duly executed letter of transmittal.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that each holder of initial notes on whose behalf this tender is being made “own(s)” the initial notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (b) represents that such tender of initial notes complies with such Rule 14e-4, and (c) guarantees that, within three (3) business days from the date of this notice of guaranteed delivery, a properly completed and duly executed letter of transmittal (or a facsimile thereof), together with certificates representing the initial notes covered hereby in proper form for transfer or, alternatively, confirmation of the book-entry transfer of such initial notes into the exchange agent’s account at DTC, pursuant to the procedure for book-entry transfer set forth in the prospectus and required documents will be deposited by the undersigned with the exchange agent.

The undersigned acknowledges that it must deliver the letter of transmittal and initial notes tendered hereby to the exchange agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.

Name of Firm:

Address:

Area Code and Telephone No.:

(Authorized Signature)

Name:

Title: